AllianceBernstein Global High Income Fund, Inc.

811-07732
Exhibit 77C


The Annual Meeting of Stockholders of AllianceBernstein Global High Income Fund, Inc. ("the Fund") was held on March 28, 2007 and adjourned until May 4, 2007. A description of each proposal and number of shares voted at the meeting are as follows:


V
o
t
e
d

F
o
r


Au
tho
rit
y
Wi
thh
eld
To elect four
Directors of
the Fund's
common
stockholders
for a term of
two or three
years and
until his or
her
successor is
duly elected
and
qualifies.

Class One
(terms
expire 2010)

David H.
Dievler

Michael J.
Downey

Nancy P.
Jacklin


Class Three
(term
expires
2009)

Earl D.
Weiner








6
2
,
0
1
2
,
2
1
6

6
2
,
0
7
7
,
1
3
6

6
2
,
0
9
1
,
3
7
6




6
2
,
0
6
4
,
5
4
1
























1,1
90,
81
2

1,1
25,
89
2

1,1
11,
65
2




1,1
38,
48
7








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